Exhibit 10.4(b)

AMENDMENT NO. 1 TO EXCLUSIVE LICENSE AGREEMENT

This AMENDMENT NO. 1 TO EXCLUSIVE LICENSE AGREEMENT (this “Amendment”) is made as of June 14, 2022 (the “Amendment Effective Date”), by and between Amgen Inc., with its principal offices at One Amgen Center Drive, Thousand Oaks, California 91320 (“Amgen”) and Neumora Therapeutics, Inc. with its principal offices at 65 Grove Street, Watertown, Massachusetts 02472, (“Neumora”, f/k/a RBNC Therapeutics, Inc.). Amgen and Neumora are sometimes referred to collectively herein as the “Parties” or individually as a “Party.”

BACKGROUND

WHEREAS, Amgen and Neumora are parties to that certain Exclusive License Agreement for GCase effective as of September 10, 2021 (Amgen Ref. No. 2021086945; the “Agreement”); and

WHEREAS, the Parties now desire to amend the Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

Definitions. All capitalized terms used herein shall have the meaning given to such terms in the Agreement, unless otherwise specifically defined in this Amendment. Any reference to the Agreement shall, unless the context dictates otherwise, include this Amendment.

2.	Amendment to License Agreement. On the Amendment Effective Date, each of Exhibit A and Exhibit B of the Agreement are hereby deleted in their entirety and replaced by Appendix 1.

3.

Ratification, Incorporation and Continuing Effect of Agreement. Except as expressly modified by this Amendment, (a) the Parties hereby acknowledge, confirm and ratify all of the terms and conditions set forth in, and all of its obligations under, the Agreement, and (b) all of the terms and conditions set forth in the Agreement are incorporated herein by this reference as if set forth in full herein. Except as provided in Section 2 of this Amendment or otherwise expressly provided under this Amendment, the provisions of the Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms.

4.

Entire Agreement. This Amendment No. 1 and the Agreement constitute the entire and exclusive agreement between the Parties with respect to the subject matter hereof. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment.

5.

Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one valid and binding agreement. A facsimile or other electronic copy of an executed counterpart signature page will be as valid as an original executed counterpart for purposes of signing this Amendment.

{Signatures follow on the next page}

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Amendment.

AMGEN INC.		NEUMORA THERAPEUTICS, INC.

By:	/s/ Margaret Chu-Moyer	By:	/s/ Paul Berns
Name:	Margaret Chu-Moyer	Name:	Paul Berns
Title:	Vice President, Research	Title:	CEO

APPENDIX 1

Omitted in accordance with Item 601(a)(5) of Regulation S-K.